Exhibit 32

SECTION 1350 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

In connection with the Report of Material Sciences Corporation (the “Company”) on Form 10-Q for the fiscal quarter ended May 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Clifford D. Nastas, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

July 10, 2006

By:	/s/ Clifford D. Nastas
Clifford D. Nastas
Chief Executive Officer
and Director

In connection with the Report, I, James M. Froisland, Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

July 10, 2006

By:	/s/ James M. Froisland
James M. Froisland
Senior Vice President, Chief
Financial Officer, Chief Information
Officer and Corporate Secretary